                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 11th day of May, 1998, by and between WILLIAM I. KOCH ("KOCH"), JOAN GRANLUND ("GRANLUND"), RICHARD P. CALLAHAN, AS CUSTODIAN FOR WYATT I. KOCH UNDER THE FLORIDA UNIFORM TRANSFER TO MINORS ACT ("CALLAHAN") and RICHARD A. BIRD ("BIRD") ("KOCH, GRANLUND, CALLAHAN and BIRD" are sometimes hereinafter each referred to individually as "Seller" or collectively referred to as the "Sellers"), FIBERCAST COMPANY, a Delaware corporation (the "Company") and DENALI INCORPORATED, a Delaware corporation (hereinafter referred to as the "Buyer").

                              W I T N E S S E T H

         WHEREAS, the Sellers are the record and beneficial owner of 1,000 shares of Common Stock, $0.00 par value being all of the issued and outstanding shares (the "Shares") of the Company which is in the business of developing, producing, manufacturing and selling fiberglass pipe and fittings (the "Business"); and

         WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Shares on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


                     SECTION 1  PURCHASE AND SALE OF SHARES

         1.1 Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer will purchase and acquire from each Seller, and each Seller will sell, transfer, convey and assign to Buyer, at the Closing (as defined in Section 1.2 hereof), all of the Shares owned by each Seller.

         1.2 Time and Place of Closing. Subject to the provisions of Sections 9.3 and 10.3, the purchase and sale of the Shares (herein the "Closing") shall take place in Tulsa, Oklahoma, at the offices of GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO, 2000 NationsBank Center, 15 West 6th Street, Tulsa, Oklahoma 74119-5447, or such other place designated by the parties in writing on or before 11:00 A.M., C.D.S.T., June 27, 1998, (the "Closing Date").

         1.3 Purchase Price and Payment. The purchase price ("Purchase Price") for the Shares shall be a sum equal to Eighteen Million Dollars ($18,000,000.00) payable by Buyer as follows:

                 (a) One Million Dollars ($1,000,000.00), which shall be deposited on or before 5:00 P.M. C.D.S.T., May 13, 1998, in the trust account of Gable Gotwals Mock





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
         Schwabe Kihle Gaberino as earnest money and part payment of the Purchase Price (the "Earnest Money"), provided Sellers accept and execute this Agreement no later than May 11, 1998, 5:00 P.M. C.D.S.T. If Sellers do not meet this deadline, Buyer has the option of withdrawing its offer and thereby terminating this Agreement and all obligations hereunder. If Sellers meet this deadline, Buyer must deposit the Earnest Money on or before 5:00 P.M. C.D.S.T. on May 13, 1998, unless Buyer fails to obtain approval of Buyer's execution of this Agreement from the Board of Directors of Denali Incorporated on or before May 13, 1998, as provided above;

                 (b) The balance of the Purchase Price shall be paid in accordance with Section 1.4(b)(i) hereto; and

                 (c) The Purchase Price shall be reduced by the excess of any outstanding indebtedness of the Company owing to Bank of Oklahoma, N.A. or to any shareholder of the Company under any subordinated note (the "Debt") to the extent such Debt exceeds FOUR MILLION ONE HUNDRED THOUSAND DOLLARS ($4,100,000.00).

         1.4     Closing.

                 (a) At the Closing, the Sellers shall deliver or cause to be delivered to Buyer the following:

                          (i) A certificate or certificates representing all of the Shares of the Company owned by each Seller, duly endorsed in blank for transfer or with stock powers attached duly executed in blank, together with any such documents as may be required to transfer to Buyer good and marketable title to such Shares free and clear of any and all liens, security interests, restrictions, encumbrances, pledges, claims or charges of any nature.

                          (ii) The minute books, stock records and corporate seal of the Company, certified as complete and correct as of the Closing Date by the Secretary or any Assistant Secretary of the Company.

                          (iii) A certificate from the Secretary of the State of Delaware, dated not more than ten (10) business days prior to the Closing Date, certifying as to the good standing and corporate existence of the Company.

                          (iv) A certificate from the President and Senior Vice-President of Finance of the Company to the effect of
                 Section 9.8.

                          (v) Resignations of all directors of the Company and its President, Secretary, Assistant Secretary and Treasurer from their offices and employment effective immediately following the Closing.





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                 (b)      At the Closing, Buyer shall deliver to Sellers the
         following:

                          (i) The Earnest Money, any accrued interest thereon and the balance of the Purchase Price as provided in
                 Section 1.3 hereof payable by certified check, or cashier's check to GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO or by wire transfer to GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO's trust account.

                          (ii) A copy of the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement, certified by the President or Vice President of Buyer.

                          (iii) A certificate from the Secretary of State of the State of Delaware, dated not more than ten (10) business days prior to the Closing Date, certifying as to the good standing and corporate existence of the Buyer.

         1.5 Earnest Money. If, after the Sellers have performed Sellers' obligations under this Agreement, and after the date specified for Closing as provided in Section 1.2 hereto, Buyer fails to make the payments or to perform any obligation of the Buyer under this Agreement for any reason, including the timely deposit of the Earnest Money as specified in Section 1.3(a), other than
(i) failure to obtain required approval, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or (ii) a default by the Sellers under Section 9 of this Agreement; or (iii) failure to obtain approval of Buyer's execution of this Agreement from the Board of Directors of Denali Incorporated and communicate such fact to Sellers on or before 5:00 P.M. C.D.S.T. on May 13, 1998; or (iv) Buyer's becoming aware of any liens, mortgages or encumbrances on the Company's assets in excess of Twenty-five Thousand Dollars ($25,000.00) that were not disclosed on the Financial Statements or revealed to Buyer from the information maintained by Sellers at the offices of GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO, 2000 NationsBank Center, 15 West Sixth Street, Tulsa, Oklahoma 74119-5447 (the "Data Room"), then the Sellers may, at their option, cancel and terminate this Agreement and retain the Earnest Money and any accrued interest thereon as liquidated damages, or pursue any other legal or equitable remedy for the breach of this Agreement by the Buyer. The Sellers and Buyer agree that such amount is a reasonable amount for liquidated damages and that it would be impracticable and extremely difficult to determine actual damages. If the Buyer shall perform all the obligations of Buyer hereunder and (a) upon the occurrence of any events set forth in (i) - (iv) above, or (b) if Sellers shall breach this Agreement, or (c) upon Seller's failure to perform any of Sellers' obligations hereunder, then Buyer shall be entitled to cancel and terminate this Agreement and receive a refund of the Earnest Money, together with all interest accrued thereon, which shall be Buyer's sole remedy.

         1.6 Transfer Taxes. All transfer, excise or similar taxes arising out of the delivery of the Shares to Buyer pursuant to this Agreement, if any, shall be paid or provided for by the Buyer.





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         1.7     Hart-Scott-Rodino Act.  Any filing fees required to be paid in compliance with the HSR Act, if applicable, shall be borne solely by the Buyer.


            SECTION 2  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         2.1 Making of Representations and Warranties. Except as otherwise provided herein, the Sellers, hereby make the representations and warranties contained in this Section 2 as of the date of this Agreement and as of the Closing Date. Each representation and warranty hereunder is limited solely to the best of Seller's knowledge, information and belief. Except for the representations and warranties contained in Sections 2.3(c) and 2.4 which are made severally by each Seller, each of the representations and warranties contained in this Agreement are made jointly and severally by each Seller.

         2.2 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Certificate of Incorporation of the Company, as amended or restated to date and certified by the Secretary of State of the State of Delaware, and of the Bylaws of the Company, as amended to date and certified by the Secretary or any Assistant Secretary of the Company and delivered to Buyer, are complete and correct, the Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws and neither the Company nor any Seller is a party to or bound by any agreement to change or modify any term thereof. The Company has elected to be an S corporation under
Section 1362 of the Internal Revenue Code of 1986, as amended.

         2.3     Capital Stock.

                 (a) The authorized capital stock of the Company consists of 100,000 shares of Common Stock, $0.00 par value, of which 1,000 Shares are duly authorized, validly issued, outstanding, fully paid and non-assessable. Sellers own all of the Shares of the issued and outstanding capital stock of the Company.

                 (b) As of the Closing Date, there will be no outstanding subscriptions, options, warrants, rights, agreements or commitments which obligate Sellers or the Company to issue, sell or transfer any shares of Common Stock of the Company.

                 (c) As of the Closing Date, each Seller owns beneficially and of record the Shares set forth opposite his name in column (A) of Exhibit "A" free and clear of any liens, security interests, restrictions, encumbrances, pledges, claims or charges of any nature whatsoever, and upon delivery to Buyer of the certificates representing such Shares duly endorsed in blank or with stock powers attached duly executed in blank, in proper form for transfer, good and marketable title thereto shall be transferred to Buyer,





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
         free and clear of any liens, security interests, restrictions, encumbrances, pledges, claims or charges of any nature whatsoever.

         2.4 Authority of the Sellers. Each of the Sellers has full right, authority, power and capacity to enter into this Agreement and shall have at Closing full right, authority and power to carry out the transactions contemplated hereby. Any shareholder of the Company having a right of first refusal to purchase another shareholder's stock in the Company, hereby waives any such rights during the term of this Agreement. This Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of each Seller enforceable in accordance with its terms. The execution, delivery and performance by each Seller of this Agreement: does not and will not violate any United States law or other law of any jurisdiction applicable to such Seller or require such Seller to obtain any approval, consent or waiver of, or make any filing with, any person that has not been obtained or made.

         2.5     Financial Statements.

                 (a) The financial statements for the Company as of December 31 in each of the years 1994 through 1997 attached hereto as Exhibit "B" ("Audited Financial Statements") have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby. The copy of the letter from Arthur Andersen & Co. ("Auditors") incorporated in the Audited Financial Statements and expressing the Auditors' opinion on the Audited Financial Statements is a true copy of an original letter from the Auditors expressing their opinion on the Audited Financial Statements as presented in Exhibit "B".

                 (b) The financial statements attached hereto as Exhibit "C" ("Base Financial Statements") are unaudited interim financial statements fairly presenting (among other things) the financial condition of the Company as of March 31, 1998 and the results of operations and cash flows of the Company for the three-month period then ended. The Base Financial Statements are the only financial statements upon which the officers, directors and stockholders of the Company have relied to assess the Company's financial condition as of March 31, 1998 and its results of operations and cash flows for the three-month period then ended. (The directors and officers of the Company also may have scrutinized and relied upon the underlying books and records of the Company and upon analyses prepared therefrom in order to make such assessment). The Base Financial Statements have been prepared on the basis of the books and records of the Company, kept in accordance with the Company's usual accounting procedures. These books and records are the basis upon which were prepared unaudited financial statements presenting the financial condition of the Company as of December 31, 1997 and the results of operations and cash flows of the Company for the year then ended ("Unaudited Financial Statements"). The Audited Financial Statements reflect no entries in the books and records of the Company (whether so-called audit adjustments or otherwise) that were not reflected in the Unaudited Financial Statements.





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         2.6     Finder's Fee.  Each Seller shall pay his or her pro rata share of the fee to be paid to Richard A. Bird as set forth in a written agreement dated April 3, 1998. The Company shall not pay any of such fee. With the exception of the foregoing, no broker, finder, agent or similar intermediary has acted on behalf of the Company or any Sellers in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith other than the fees payable by Sellers to Richard A. Bird.

         2.7 Litigation. Except as set forth on Schedule 2.7 hereto, to Sellers' knowledge, there are no material claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. To Sellers' knowledge, neither Sellers nor Company are subject to any court or administrative order, injunction or similar decree, the enforcement of which would adversely affect the value of the Company.

         2.8 S Corporation. The Company has been an S corporation, as defined in Section 1361(a) of the Internal Revenue Code of 1986, as amended, for every taxable year of the Company since its incorporation.

         2.9     Limitation on Representations and Warranties by Seller.

                 (a) Except as and to the extent expressly set forth in this Agreement, included on any Schedule or in any Exhibit or included in any writing delivered by Sellers and/or the Company to Buyer currently herewith or subsequent hereto expressly pursuant to the provisions of this Agreement, Sellers make no other representation or warranty and disclaim all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Buyer or any of its affiliates or representatives. In particular, Sellers make no representation or warranty to Buyer with respect to any information set forth in the Confidential Descriptive Memorandum, dated April 8, 1998, or the accuracy thereof.

                 (b) Sellers make no representation or warranty to Buyer regarding the probable success or profitability of the Company.


                       SECTION 3 COVENANTS OF THE SELLERS

         3.1 Making of Covenants and Agreements. The Sellers hereby severally covenant and agree as set forth in this Section 3.

         3.2 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties of





                                       10
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the Sellers contained in or referred to in this Agreement or in any Exhibits or
Schedules referred to in this Agreement, the Sellers shall give prompt, detailed written notice thereof to Buyer.

         3.3 HSR Act. Seller will (i) file on or before May 19, 1998, with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") the notification and report form required for the transactions contemplated hereunder by the HSR Act, requesting early termination of the waiting period hereunder, (ii) respond promptly to inquiries in connection with such filings, and (iii) cooperate with Buyer in providing any required information necessary for Buyers' filing.

         3.4 Expenses. All expenses of the Sellers in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby including the fees to be paid as disclosed in Section 2.6, shall be paid by the Sellers out of the proceeds of the sale of the Shares or otherwise, and no such expenses shall be payable by the Company, Buyer or any affiliate of Buyer or included in any account of the Company.

         3.5 Notification. Each Seller hereby agrees to give Buyer written notice of any change of such Seller's address within thirty (30) days after such change, specifying such Seller's new address, and to give Buyer written notice of the death of any other Seller within five (5) days after the occurrence thereof.

         3.6 Trade Secrets. From and after the Closing Date, Sellers will not use or divulge to any competitor or unauthorized person any confidential information, and they will use all reasonable and proper efforts to insure that their agents do not use or divulge any confidential information, trade secrets, processes, formulate or know-how relating to the Company.

         3.7 Non-Competition. SELLERS AGREE THAT DURING A TWO-YEAR PERIOD COMMENCING ON THE CLOSING DATE, THEY WILL NOT DIRECTLY, FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNT OF OTHERS, WHETHER AS PRINCIPAL OR AGENT OR THROUGH THE AGENCY OF ANY CORPORATION, PARTNERSHIP, ASSOCIATION OR OTHER BUSINESS ENTITY, ENGAGE IN ANY ACTIVITY COMPETITIVE WITH THE COMPANY'S BUSINESS AS CONDUCTED AS OF THE CLOSING DATE IN THE GEOGRAPHIC AREA WHERE THE COMPANY IS CURRENTLY DOING BUSINESS. THE FOREGOING AGREEMENT NOT TO COMPETE SHALL NOT BE HELD INVALID OR UNENFORCEABLE BECAUSE OF THE SCOPE OF THE TERRITORY OR THE ACTIONS RESTRICTED THEREBY, OR THE PERIOD OF TIME WITHIN WHICH SUCH AGREEMENT IS OPERATIVE; BUT ANY JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY DEFINE THE MAXIMUM TERRITORY AND ACTIONS SUBJECT TO AND RESTRICTED BY THIS PARAGRAPH AND THE PERIOD OF TIME DURING WHICH SUCH AGREEMENT IS ENFORCEABLE.

         3.8 Non-Solicitation. SELLERS AGREE THAT DURING A TWO-YEAR PERIOD COMMENCING ON THE CLOSING DATE, THEY WILL NEITHER CALL UPON OR SOLICIT ANY CUSTOMERS OF THE COMPANY NOR INFLUENCE OR ATTEMPT TO INFLUENCE ANY EMPLOYEE, AGENT OR CONSULTANT OF THE COMPANY TO TERMINATE HIS OR HER EMPLOYMENT OR BUSINESS RELATIONSHIP WITH THE COMPANY.





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               SECTION 4 REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 Making of Representations and Warranties. The Buyer hereby makes the representations and warranties contained in this Section 4 as of the date of this Agreement and as of the Closing Date.

         4.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer is not in violation of any of the provisions of its charter or Bylaws and is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction where the character of its property is owned, operated or leased or the nature or its activities make such qualification or license necessary except to the extent that the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of Buyer.

         4.3 Investment Intent. Buyer is acquiring the Shares for its own account for investment and not with any present intention to effect a distribution or resale of any thereof. Buyer acknowledges that the shares are not registered securities under any state or federal law and hereby agrees to indemnify Sellers from any expense, damage or liability incurred by Buyer subsequent to its acquisition of the shares. This indemnity will survive the Closing.

         4.4 Authority. Buyer has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement. This Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement (to the extent it contains obligations to be performed by Buyer) constitutes, or when executed and delivered by Buyer will constitute, valid and binding obligations of Buyer enforceable in accordance with their respective terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                 (a) does not and will not violate any provisions of the Certificate of Incorporation or Bylaws of Buyer, as amended;

                 (b) does not and will not violate any United States law or law of the jurisdiction of incorporation of Buyer or of any other jurisdiction applicable to Buyer, or





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         require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity that has not been obtained or made; and

                 (c) does not and will not violate any provision of, result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination of arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any property or asset owned by Buyer.

         4.5 Finder's Fee. No broker, finder, agent or similar intermediary has acted on behalf of Buyer in conjunction with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

                        SECTION 5 COVENANTS OF THE BUYER

         5.1 Making of Covenants and Agreements. The Buyer hereby covenants and agrees as set forth in this Section 5.

         5.2 HSR Act. Buyer will (i) file on or before May 19, 1998, with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") the notification and report form required for the transactions contemplated hereunder by the HSR Act, requesting early termination of the waiting period hereunder, (ii) respond promptly to inquiries in connection with such filings, and (iii) cooperate with Sellers in providing any required information necessary for Sellers' filing.

         5.3 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly on becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties of the Buyer contained in or referred to in this Agreement or in any Exhibits or Schedules referred to in this Agreement, the Buyer shall give prompt, detailed written notice to Sellers.

         5.4 Expenses. All expenses of the Buyer in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby shall be paid by the Buyer.

         5.5 Notification. Buyer hereby agrees to give Sellers written notice of any change of the Buyer's address within thirty (30) days after such change, specifying Buyer's new address.





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                SECTION 6 CONDUCT OF THE COMPANY PENDING CLOSING

         6.1 Operation of the Business of the Company. Between the date of the Base Financial Statements and the Closing Date, Sellers have caused, and shall cause, the Company to (i) conduct the Business and operations of the Company only in the ordinary course of business of the Company and in material compliance with all applicable laws, (ii) use its reasonable commercial efforts to preserve, maintain and protect the assets of the Company in as good repair and condition as on the date of this Agreement, ordinary wear and tear excepted, (iii) use its reasonable commercial efforts to preserve intact the current business organization of the Company and to maintain existing relationships and good will with licensors, licensees, suppliers, contractors, distributors, customers, landlords, creditors, employees, agents and other persons having business relationships with the Company, (iv) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that maintained by, or for the benefit of, the Company on the date of this Agreement, (v) promptly notify Buyer of any written notice of (a) any default, termination or cancellation under any applicable material contract, or (b) the Company becoming subject to any claim or liability for any alleged damages or damages for negligence or tort which might adversely affect the value of the Company; (vi) confer with Buyer concerning operational matters of a material nature, and (vii) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Company.

         6.2 Restrictions on Certain Actions. From and after the date of the Base Financial Statements and prior to the Closing, except (i) as otherwise provided in this Agreement and made available in the Data Room or,
(ii) pursuant to applicable law, or (iv) with the prior written consent of Buyer, Sellers have not caused and shall not cause the Company to:

                 (a)      amend its Certificate of Incorporation or Bylaws;

                 (b) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any equity securities of the Company, or amend in any respect any of the terms of any equity securities of the Company;

                 (c) (i) split, combine, reclassify or change any shares of the capital stock of the Company, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of such capital stock, (iii) grant any registration rights, (iv) purchase, redeem, retire or otherwise acquire any of its securities, or (v) adopt a plan of complete or partial liquidation or resolutions providing for, or authorizing, any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                 (d) acquire (by merger, consolidation or acquisition of stock or assets or otherwise), form, organize, or invest in, any person;

                 (e) make any change in the accounting methods, principles or procedure, of the Company;

                 (f) take any action which would, or might, (i) make any of the representations or warranties of the Sellers set forth in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing, or (ii) result in any of the conditions set forth in this Agreement not being satisfied; or

                 (g) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 6.2.


                        SECTION 7 ADDITIONAL AGREEMENTS

         7.1 General. Prior to the Closing, and after execution of this Agreement, each of the parties shall refrain from taking any action that would
(i) prevent or invalidate the consummation of the transactions contemplated by this Agreement, or (ii) cause this Agreement or the transactions contemplated hereby to violate any law. Each of the parties shall endeavor in good faith to cause the conditions (a) to its obligations to close, and (b) to the obligations of the other party to close, to be fulfilled at or prior to the Closing.

         7.2 Required Consents. Each of the parties shall use its reasonable commercial efforts to obtain all consents of, and to effect all declarations, filings and registrations with, all persons (including governmental bodies) that are necessary or required for the consummation by such party of the transactions contemplated herein. Each of the parties shall cooperate with the other party with respect to all such (i) consents to be obtained by such party, or (ii) declarations, filings or registrations to be make by such party.

         7.3 Access to Information. Between the date of this Agreement and the Closing, Sellers shall furnish, and shall cause the Company and its representatives to furnish, Buyer and such representatives with such additional financial, operating, and other data and information, as Buyer may reasonably request.

         7.4     Books and Records.

                 (a) Inspection. Each party agrees that, for a period of five years following the Closing Date, such party shall take all necessary action to ensure that (i) all corporate books and records of the Company with respect to periods ending on or before the Closing Date and in the possession or control of such party or any of its affiliates shall be open for inspection by representatives of the other party at any time during regular business hours, and (ii) such other party may during such period at its expense make such excerpts therefrom as it may reasonably request.

                 (b) Destruction and Cooperation. For a period of five years following the Closing Date (or for such longer period as may be required by law), no party or any of its affiliates shall destroy or give up possession of any original or any copy of any of the books and records relating to any matter for which a party shall have any continuing responsibility under this Agreement without first offering to the other party the opportunity, at its expense, to obtain such original or a copy thereof. During such period, each party shall use its reasonable commercial efforts to cooperate with the other party and make available such records and books to the employees and representatives of such party to the extent that such party may reasonably require for its corporate and other business purposes (including attendance at depositions or legal proceedings, or audits requested by such party to be performed by such party's independent accountants for any period through the Closing Date).

         7.5 Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated by this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, acting failure to act, or transaction on or prior to the Closing Date and involving the Company, the other party will cooperate with such party and its counsel in such contest or defense, make available the personnel of such other party, and provide such testimony and access to its books and records as shall be necessary in connection with such contest or defense, all at the sole cost and expense of the contesting or defending party.


                             SECTION 8 TAX MATTERS

         8.1     Tax Returns.

                 (a) Prior to the Closing, Sellers shall cause to be prepared, and timely filed or cause to be timely filed by the Company, all U.S. federal income tax returns and corresponding state income tax returns and returns required by applicable law to be filed by the Company for all taxable periods prior to, the Closing Date, without regard to extensions, and all such tax returns are or will be true, complete and correct in all respects.

                 (b) Subsequent to the Closing Date, Buyer shall provide Sellers with any and all information necessary for the preparation of any income tax returns required under Section 8.1(a) hereof or otherwise.

                 (c) Sellers shall provide Buyer with copies of all tax returns of the Company, including tax returns prepared pursuant to
         Section 8.1(a) of this Agreement.

         8.2 Tax Elections. Sellers shall not make any tax elections in the Company's tax returns for any taxable period ending on, prior to, or commencing prior to and ending after, the Closing Date, which could be binding upon the Company or increase the amount of taxes for which the Company may be liable without Buyer's express, written approval. Buyer and each of the Sellers will negotiate in good faith the terms under which they will make a simultaneous joint election under Treas. Reg. Section 1.338(h)(10)-(d) and (2) on Form 8023. Provided, however, that each of the Parties retains the right in their sole discretion to make their own independent judgment as to whether to join in the filing of such joint election. The failure of either party to join in the joint election shall not constitute a default or breach of this Agreement.

         8.3 Cooperation. Buyer or Sellers as the case may be shall provide Sellers or Buyer as the case may be with such cooperation and information as any of them may reasonably request in connection with the preparation or filing or review by any tax authority of any tax return filed by the Company for any period ending on or before the Closing Date. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to provide explanation of any documents or information provided herein or otherwise as required in the conduct of any audit or other proceeding. Buyer shall retain all tax returns, schedules and work papers and all material records or other documents relating to matters of the Company relating to taxes for a period of time consistent with the records retention policy of the Company in effect on the date hereof, and at the expiration of such period either party shall have the right to dispose of any such tax returns or other documents after providing 90 days' notice to the other party. At no time shall this provision require any Seller or Sellers or Buyer to execute any additional consents or similar documents pertaining to matters of taxation. Any information obtained under this Section 8.3 shall be kept confidential, except as may be otherwise necessary in connection with the filing of tax returns or claims for refund or in conducting an audit or other proceeding.


                  SECTION 9 CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer in whole or in part):

         9.1 Accuracy of Representations. The representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, and (ii) as provided in this Agreement).

         9.2 Performance by Sellers. Sellers shall have performed, and complied with, all of the covenants, conditions and obligations required by this Agreement to be performed and complied with by Sellers, on or prior to the Closing.

         9.3 HSR Act. All waiting periods under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired, by passage of time or by valid early termination by the FTC or the DOJ; no representative of either the FTC or the DOJ shall have taken the position that any of such waiting periods has not commenced to run or has not expired for any reason; and no representative of either the FTC or the DOJ shall have requested a delay of the Closing Date for a period which has not expired, which request has not been withdrawn; provided, however that if all waiting periods under the HSR Act have not expired on or before July 20, 1998, either Buyer or Sellers, in their sole discretion shall have the right to terminate this Agreement.

         9.4 No Proceedings or Orders. No proceeding or order shall, on the Closing Date, be pending, threatened or in effect that (i) challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, this Agreement or any of the transactions contemplated hereby, or (ii) would impose any material limitation on the ability of Buyer to exercise full rights of ownership of the Company shares or of the ownership and operation of the assets.

         9.5 Consents. All consents of, and declarations, filings or registrations with, all persons (including governmental bodies) required to be obtained or made by or on behalf of the parties in connection with the execution, delivery or performance by the parties of this Agreement, or otherwise reasonably required for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the Closing.

         9.6 Delivery of Documents. Sellers shall have delivered to Buyer each of the certificates, instruments, documents and other items to be delivered by Sellers to Buyer pursuant to the provisions of Section 1.4(a).

         9.7 Legal Matters. All actions, proceedings, instruments and other documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel of Buyer.

         9.8 Certificate of Officers of Company. A certificate from each of the President and Senior Vice-President of Finance of Company to the effect that to the best of their knowledge (i) except as disclosed to the Buyer in the data room, there are no facts in existence on the date hereof which might reasonably serve as the basis for any liabilities or obligations of the Company and which would materially adversely affect the value of the Company.


              SECTION 10 CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

         10.1 Accuracy of Representations. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, and (ii) as provided in this Agreement).

         10.2 Performance by Buyer. Buyer shall have performed, and complied with, all of the covenants, conditions and obligations required by this Agreement to be performed and complied with by Buyer, on or prior to the Closing.

         10.3 HSR Act. All waiting periods under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired, by passage of time or by valid early termination by the FTC or the DOJ; no representative of either the FTC or the DOJ shall have taken the position that any of such waiting periods has not commenced to run or has not expired for any reason; and no representative of either the FTC or the DOJ shall have requested a delay of the Closing Date for a period which has not expired, which request has not been withdrawn; provided, however that if all waiting periods under the HSR Act have not expired on or before July 20, 1998, either Buyer or Sellers, in their sole discretion shall have the right to terminate this Agreement.

         10.4 No Proceedings or Orders. No proceeding or order shall, on the Closing Date, be pending, threatened or in effect that challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, this Agreement or any of the transactions contemplated hereby.

         10.5 Consents. All consents of, and declarations, filings or registrations with, all persons (including governmental bodies) required to be obtained or made by or on behalf of the parties in connection with the execution, delivery or performance by the parties of this Agreement, or otherwise reasonably required for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the Closing.

         10.6 Delivery of Documents. Buyer shall have delivered to Sellers each of the certificates, instruments, documents and other items to be delivered by Sellers to Buyer pursuant to the provisions of Section 1.4(b).

         10.7 Legal Matters. All actions, proceedings, instruments and other documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel of Sellers.


                            SECTION 11 MISCELLANEOUS

         11.1 Representative. William I. Koch is hereby appointed as a representative on behalf of the Sellers (the "Representative") for purposes of handling any and all actions required on behalf of the Sellers hereunder, and all communications relating to such actions pursuant to this Agreement shall be sent to such Representative. The appointment of the Representative shall be irrevocable, except that a successor to the Representative may be appointed by a written instrument signed and acknowledged by each of the Sellers or their legal Representatives, in form and substance reasonably satisfactory to Buyer, delivered to Buyer. The Representative or any such successor shall have full power and authority to act in the name or on behalf of the Sellers in any matter relating to the Agreement and the transactions contemplated by this Agreement. The Sellers shall give Buyer prompt written notice of any change in the Representative.

         11.2 Exclusivity. During the term of this Agreement, Sellers shall not, and shall cause the Company not to engage in any negotiations with or solicit or entertain any offer of or from another person or entity regarding the sale or transfer of all or any portion of their Shares of the Company or the Company's assets (whether as a stock transaction, asset transaction, merger or otherwise).

         11.3 Confidentiality. Unless such disclosure is required by law, Buyer and Sellers shall hold, and shall cause their affiliates, employees, agents, accountants, legal counsel and other representatives to hold in strict confidence (i) the names and/or identities of each Seller or the Sellers or Buyer, (ii) the amount of the Purchase Price paid to Sellers hereunder, and
(iii) any information with respect to the Sellers or Buyer not generally available to the public which may come to the attention of the Buyer or Sellers in connection with the transactions contemplated in this Agreement.

         11.4 Press Releases and Public Announcements. Prior to the Closing, the parties shall not permit, and shall not permit any of their respective affiliates, to issue any press release or other public announcement relating to the subject matter of this Agreement (other than presentations to security analysts and financial institutions) except (i) with the prior approval of the other parties, (ii) when, on the advice of legal counsel, such release or announcement is required by the federal securities laws (in which case the disclosing Party shall consult with the other Parties prior to making the disclosure), and (iii) either Seller or Buyer may, upon execution of this Agreement, issue a press release and file any report required by such laws, rules or regulations disclosing, in each case, such execution, the anticipated Closing Date and the terms of the transactions contemplated by this Agreement set forth in Sections 1.1 and 1.2. Each party will consult with the other parties concerning the means by which the employees, customers and suppliers of the Company and other persons having dealings with the Company will be informed of the transactions contemplated by this Agreement.

         11.5 Law Governing. This Agreement shall be construed under and governed by the internal laws of the State of Oklahoma applicable to contracts made and performed in Oklahoma.

         11.6 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

         To Buyer:                Denali Incorporated
                                  1360 Post Oak Boulevard, Suite 2250
                                  Houston, Texas  77056
                                  Attn:  Stephen T. Harcrow
                                         Chairman, CEO
                 Telephone:       (713) 627-0933
                 Facsimile:       (713) 627-0937

         To any Seller:           William I. Koch, as Representative
                                  for the Sellers
                                  c/o Oxbow Corporation
                                  1601 Forum Place
                                  West Palm Beach, Florida 33401
                 Telephone:       (561) 697-4300
                 Facsimile:       (561) 640-8812

         with a copy to:          Gable Gotwals Mock Schwabe Kihle Gaberino
                                  2000 NationsBank Center
                                  15 West 6th Street
                                  Tulsa, Oklahoma  74119-5547
                                  Attn:  John R. Barker, Esq.
                                         Jeffrey C. Rambach, Esq.
                 Telephone:       (918) 582-9201
                 Facsimile:       (918) 586-8383

or to such other address of which any party may notify the other parties as provided above.

         11.7 Prior Agreements Superseded. This Agreement supersedes all prior understandings and agreements among the parties relating to the subject matter hereof.

         11.8 Assignability. This Agreement shall not be assignable by any party, except by Buyer to an affiliate of Buyer, without the prior written consent of the other parties hereto; provided that in the event of such assignment, Buyer shall remain primarily responsible for its obligations herein. This Agreement (including without limitation the provisions of Section
7) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

         11.9 Attorney's Fees. In the event either party is required to institute legal action to enforce any of the terms or provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

         11.10 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         11.11 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute one and the same document. Signatures on this Agreement and any related documents may be by facsimile, with original signatures to follow.

         11.12 No Third-Party Beneficiaries. NOTHING CONTAINED IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS AGREEMENT.

         11.13 Expenses. Except as otherwise provided herein, the Sellers and the Buyer, respectively, will bear all of their respective costs and expenses (including, without limitation, the fees and expenses of legal counsel and other advisors), incurred in connection with this Agreement and the transactions contemplated hereby and whether or not the Closing shall have occurred.

         11.14 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be set forth in an instrument in writing signed by each party. Each of the parties may waive (i) any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document, certificate or writing delivered pursuant hereto, or (ii) compliance by such other party with any of the agreements of such party or the fulfillment of any of the conditions to its own obligations set forth herein. Any agreement on the part of any party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. No waiver by either party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         11.15 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.16 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. All references in this Agreement or any Schedule attached hereto to (i) Sections or subsections shall refer to the corresponding Section or subsection of this Agreement, unless specific reference is made to an Article or a Section or subsection of another document or instrument, and (ii) a Schedule or an Exhibit shall refer to the corresponding Schedule or Exhibit to this Agreement, unless specific reference is made to a Schedule or Exhibit to another document or instrument. Any reference in this Agreement to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including, without limitation."

         11.17 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.18 Acceptance by Sellers. In the event any of the Sellers fail to execute and deliver a copy this Agreement to Buyer on or before 5:00 P.M. C.D.S.T. on May 11, 1998, Buyer may at its option, terminate this Agreement and neither party shall have any further liability or obligation hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                               /S/ WILLIAM I. KOCH
                              ------------------------------------------------
                              WILLIAM I. KOCH



                               /S/  JOAN GRANLUND
                              -------------------------------------------------
                              JOAN GRANLUND



                                /S/ RICHARD P. CALLAHAN
                              -------------------------------------------------
                              RICHARD P. CALLAHAN, As Custodian for
                              WYATT I. KOCH, Under the Florida Uniform
                              Transfer To Minors Act


                               /S/  RICHARD A. BIRD
                              -------------------------------------------------
                              RICHARD A. BIRD
                                                                     ("Sellers")
                              FIBERCAST COMPANY,
                              a Delaware corporation


                              By:  /S/ ZACHARY SHIPLEY
                                  ---------------------------------------------

                              Name:  ZACHARY SHIPLEY

                              Title:   TREASURER

                                                                     ("Company")


                              DENALI INCORPORATED,
                              a Delaware corporation



                              By:    /S/  STEPHEN T. HARCROW
                                   --------------------------------------------

                              Name:   STEPHEN T. HARCROW

                              Title:    CHAIRMAN AND CEO

                                                                       ("Buyer")